UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Techwell, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0451738
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

408 East Plumeria Drive San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-130965 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of class)

Item 1.                   Description of Registrant’s Securities to be Registered.

The description of the Common Stock, $0.001 par value per share (the “Common Stock”) of Techwell, Inc. (the “Registrant”) contained under the caption “Description of Capital Stock” in the Prospectus (subject to completion) that forms a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-130965) filed on May 23, 2006, (the “Registration Statement”), together with the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference herein.

Item 2.                   Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description of Document

1(a)	Amended and Restated Articles of Incorporation of the Registrant and amendments thereto.

1(b)	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering to which this Registration Statement relates.

2(a)	Bylaws of the Registrant and amendments thereto.

2(b)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3	Specimen Common Stock Certificate.

4	Fourth Amended and Restated Rights Agreement, dated March 11, 2005.

5	First Amendment to the Fourth Amended and Restated Rights Agreement, dated March 27, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Techwell, Inc.

Dated: May 23, 2006	By	/s/ Mark Voll
Mark Voll
Vice President of Finance and Administration
and Chief Financial Officer

INDEX TO EXHIBITS

The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Form S-1 Registration Statement):

Exhibit
Number	Description of Document

1(a)	Amended and Restated Articles of Incorporation of the Registrant and amendments thereto.

1(b)	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering to which this Registration Statement relates.

2(a)	Bylaws of the Registrant and amendments thereto.

2(b)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3	Specimen Common Stock Certificate.

4	Fourth Amended and Restated Rights Agreement, dated March 11, 2005.

5	First Amendment to the Fourth Amended and Restated Rights Agreement, dated March 27, 2006.